Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88581, Form S-8 No. 333-95029, Form S-8 No. 333-40204, Form S-8 No. 333-121188 and Form S-3 No. 333-111890) of Overseas Shipholding Group, Inc. of our report dated March 3, 2004 with respect to the consolidated financial statements and schedule of Stelmar Shipping Ltd. and subsidiaries, included in this current report on Form 8-K/A of Overseas Shipholding Group, Inc.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 6, 2005